UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 30, 2008

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into A Material Definitive Agreement.

On June 30, 2008, several wholly-owned subsidiaries of the Company entered into the First Amended and Restated Receivables Purchase Agreement with Mizuho Corporate Bank, LTD. as Agent and a Funding Agent, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as a Funding Agent, and the Conduits and Committed Purchasers referred to therein (the “Amended Agreement”), which is attached to this filing as Exhibit 10.1. The Amended Agreement further amended and restated the Receivable Purchase Agreement between several subsidiaries of the Company, Falcon Asset Securitization Corporation and Bank One, N.A., which had been entered into as of April 4, 2000.  The Amended Agreement incorporated, as part of the restatement, a number of immaterial amendments effected from time to time in the period since initial execution, including substitution of the agent and funding agents.

       Under the terms of the Amended Agreement and related documents (the “Program”), Energizer Battery, Inc. and Playtex Products, Inc., U.S. operating subsidiaries of the Company, routinely sell a pool of U.S. accounts receivable from certain customers, on a revolving basis, to Energizer Receivables Funding Corporation (“ERFC”), which is a bankruptcy-remote special purpose entity subsidiary of the Company. ERFC then sells undivided interests in the receivables to outside conduits which have committed, under certain circumstances, to purchase undivided interests in those receivables. The Funding Agents provide a liquidity facility to ERFC and commit to purchase undivided interests in the receivables from it if the outside conduits fail or refuse to do so. The maximum amount advanced to ERFC at any one time under the Program may not exceed $200 million. The assets of ERFC are not available to satisfy the creditors of any other person, including the Company or any of its subsidiaries or affiliates. Energizer Battery, Inc. retains servicing responsibility over receivables originated by it, and Playtex Products, Inc. retains sub-servicing responsibility for receivables originated by it. As previously amended, the Amended Agreement authorizes ERFC to repurchase accounts receivable sold to the outside conduits, if it so chooses. As a result, funds received by it upon sales of the receivables are treated for accounting purposes as borrowings rather than proceeds of sale. The proceeds received by ERFC have been used by the Company for general corporate purposes, including reducing borrowings under the Company’s revolving credit facilities.

Receivables in the Program are subject to customary criteria, limits and reserves.  The Amended Agreement includes customary representations, restrictive covenants and events of default. Although ERFC will bear the risk of non-payment of the receivables, the Company has agreed to indemnify it against certain events, including certain defaults by Energizer Battery, Inc. or Playtex Products, Inc. of their obligations under the Program. Neither the Company nor ERFC guarantees collectibility of the receivables or the creditworthiness of obligors. The conduits’ purchase commitments expire on May 26, 2009, subject to extensions thereafter for successive periods of 364 days, subject to, among other conditions, the consent of the Committed Purchasers.  The purchases of the receivables are subject to the condition, among others, that no Amortization Event or Potential Amortization Event, as defined in the Amended Agreement, has occurred.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Amended Agreement, which is filed as an exhibit below.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1
First Amended and Restated Receivables Purchase Agreement dated as of June 30, 2008 among Energizer Receivables Funding Corporation, as seller, Energizer Battery, Inc., as servicer, Playtex Products, Inc., as sub-servicer, Mizuho Corporate Bank, LTD., as agent and a funding agent, The Bank of Tokyo-Mitsubishi UFJ, LTD., New York Branch, as funding agent, and several conduits and committed purchasers party hereto from time to time.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: July 3, 2008

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Amended Agreement